Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 25, 2020 relating to the financial statements of nVent Electric plc and the effectiveness of nVent Electric plc’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of nVent Electric plc for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

July 29, 2020